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                                                                      EXHIBIT 3B


                           Certificate of Amendment
                                    of the
                         Certificate of Incorporation
                                      of
                  Pruco Life Insurance Company of New Jersey


1.   The Name of the corporation is Pruco Life Insurance Company of New Jersey.

2. Article 2 of the Certificate of Incorporation is hereby amended to read as follows:

           "The principal office of the corporation in the State of New Jersey is to be located at 213 Washington Street, City of Newark, Essex County, New Jersey and the name of the corporation's agent at the office upon whom process against the corporation may be served is Clifford E. Kirsch."

3. The date of the adoption of this amendment by the shareholder of the corporation was

     February 12, 1998.

4. The number of shares entitled to vote on the amendment us Four Hundred Thousand (400,000) shares of Common Stock.

5.   All shares entitled to vote voted for the amendment.


           IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the corporation and attested by an Assistant Secretary under the seal of the corporation.

           Dated:  February 12, 1998


                                   PRUCO LIFE INSURANCE COMPANY
                                          OF NEW JERSEY


                                   By   /S/
                                      -----------------------------------
                                                         Esther H. Milnes
                                                                President

Attest:



  /S/
---------------------------
Thomas C. Castano
Assistant Secretary


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State of New Jersey

County of Essex


BE IT REMEMBERED, that on this 12th day of February, 1998 before me, the subscriber, a Notary Public of New Jersey personally appeared Thomas C. Castano, who being by me duly sworn upon oath according to law, deposes and says that deponent is the Assistant Secretary of Pruco life Insurance Company of New Jersey, the corporation named in the foregoing instrument; that deponent well knows the corporate seal of said corporation; that the seal affixed to said instrument is the corporate seal of said corporation; that the said seal was so affixed and that said instrument was signed and delivered by Esther H. Milnes, who was at the date thereof the President of said corporation, in the presence of this deponent, and said President at the same time acknowledge that she signed, sealed and delivered the same as her voluntary act and deed, and as the voluntary act and deed of said corporation, by virtue of authority from its Board of Directors, and that deponent, at the same time, subscribed his name to said instrument as an attesting witness to the execution thereof.

Sworn to and subscribe before me,


at Newark, New Jersey the date aforesaid



/S/ Thomas O. Boland           /S/ Thomas C. Castano
-------------------------      -------------------------
Notary Public                  Thomas C. Castano



Thomas O. Boland
NOTARY PUBLIC OF NEW JERSEY
My Commission expires May 30, 2000


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